Exhibit 4.19

LUXOTTICA U.S. HOLDINGS CORP.

12 Harbor Park Drive

Port Washington, New York 11050

LUXOTTICA GROUP S.p.A.

Piazzale L. Cadorna 3

Milan 20123, Italy

Amendment Letter to Note Purchase Agreement dated December 15, 2011

U.S.$350,000,000

4.35% Series I Senior Guaranteed Notes due 2021

April 14, 2016

TO THE HOLDERS:

Ladies and Gentlemen:

Luxottica U.S. Holdings Corp., a Delaware corporation (the “Company”), has issued its U.S.$350,000,000 4.35% Series I Senior Guaranteed Notes due 2021 (the “Notes”) under the Note Purchase Agreement, dated December 15, 2011 (the “Note Purchase Agreement”), which are guaranteed by Luxottica Group S.p.A., an Italian corporation (the “Parent”), and Luxottica S.r.l., an Italian corporation (the “Initial Subsidiary Guarantor”). The Company proposes to amend the Note Purchase Agreement and has solicited consents from the holders of the Notes pursuant to a Consent Solicitation Statement dated March 29, 2016 (the “Consent Solicitation Statement”).  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement and the Consent Solicitation Statement.

The Company and the Parent hereby agree with the registered holders whose names appear at the end hereof (each, a “Consenting Holder” and, collectively, the “Consenting Holders”) as follows:

1.                                      AMENDMENT OF THE NOTE PURCHASE AGREEMENT

In accordance with Section 18 of the Note Purchase Agreement, each of the following provisions of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

1.1                               Section 7.1(a) is hereby amended and restated in its entirety to read as follows:

“(a) Semi-Annual Statements of the Parent — within 120 days after the end of the second quarter of each fiscal year of the Parent, duplicate copies of

(i) an unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period, and

(ii) unaudited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for the six-month period ending on such date,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to such financial statements generally, and certified by a Senior Financial Officer as presenting fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Current Report on Form 6-K containing such financial information and furnished to the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided further that, subject to Section 7.1(i) below, the Parent shall be deemed to have made such delivery of such semi-annual statements if it shall have timely made such semi-annual statements available on its home page on the worldwide web and shall have given each holder of Notes prior notice of such availability by email on each such occasion on which such statements are made available at the email address set forth for such holder on Schedule A or such other email address as such holder shall have provided in writing to the Parent or the Company for such purpose (such availability and such prior notice being referred to as “Electronic Delivery”); provided that each holder of the Notes may at any time request the Parent to deliver to such holder a hard copy of any information, which is being made available by Electronic Delivery pursuant to this Section 7.1(a), and the Parent shall comply with any such request within 10 Business Days;”

1.2                               Section 7.1 is hereby amended by adding a new clause (j) at the end thereof as follows:

“(j) Equivalent Delivery of Interim Financial Statements — If, on or after April 14, 2016, the Parent shall provide interim unaudited consolidated financial statements for the first or third quarter of any fiscal year to any creditor (or any Affiliate of any creditor) under any credit agreement or note purchase agreement, then a duplicate copy of such interim unaudited consolidated financial statements, together with duplicate copies of any officer’s certificates and any other documents delivered in connection therewith (but only to the extent that the information set forth therein would have been relevant in determining the Parent’s compliance with Sections 10.4 through 10.7, inclusive, of this Agreement prior to April 14, 2016), shall be provided to each holder at substantially the same time as they are delivered to such creditor (or any Affiliate of such creditor).”

1.3                               Section 7.2 is hereby amended and restated in its entirety to read as follows:

“Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a), Section 7.1(b) or, if applicable, Section 7.1(j) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Parent was in compliance with the requirements of Sections 10.4 through 10.7 hereof, inclusive, during the period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent shall have taken or proposes to take with respect thereto.”

1.4                               Section 10 is hereby amended by adding the following parenthetical immediately before the colon at the end of the introductory phrase thereof:

“(it being understood that if the reporting requirements of Section 7.1(j) hereof apply, the Parent shall be in compliance with the requirements of Section 10.4 through 10.7, inclusive, of this Agreement as in effect immediately prior to April 14, 2016 during the quarterly period covered by the financial statements then being furnished)”

1.5                               Section 10.4(b)(xii) is hereby amended and restated in its entirety to read as follows:

“(xii) any Lien securing Indebtedness or other obligations, so long as such Indebtedness or other obligations (when aggregated with all other Priority Debt outstanding as at the time of granting such Lien or entering into such transaction, as the case may be) does not exceed 20% of Consolidated Shareholders’ Equity as of the last day of the most recent fiscal period for which Consolidated Financial Statements or Consolidated Semi-Annual Financial Statements (as the case may be) have been provided to holders of the Notes immediately preceding the date on which any such Lien is incurred; provided, however, that, notwithstanding the foregoing, the Parent and the Company will not, and will not permit any Subsidiary to, grant or allow to remain in force any Liens permitted by this clause (xii) to secure Indebtedness outstanding under or pursuant to any Banking Facility or Facilities unless and until the Notes shall be concurrently secured, equally and ratably with such Indebtedness, pursuant to documentation in form and substance satisfactory to the Required Holders.”

1.6                               Section 10.7 is hereby amended and restated in its entirety to read as follows:

“The Parent shall ensure that:

(a) the ratio of EBITDA to Net Financial Charges, each as determined (a) at any time other than during a Pro Forma Relevant Period, from the Consolidated Financial Statements or the Consolidated Semi-Annual Financial Statements (as the case may be) of the Group in accordance with GAAP and compliance certificates required to be delivered under this Agreement or (b) during a Pro Forma Relevant Period, from the Consolidated Pro Forma Financial Statements or the Consolidated Quarterly Pro Forma Financial Statements (as the case may be) of the Group in accordance with GAAP, in each case, will not be less than 5.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period, as the case may be; and

(b) the ratio of Net Debt (as of any Relevant Date) to EBITDA (in respect of the Relevant Period or Pro Forma Relevant Period, as the case may be, ending on that Relevant Date), each as determined (a) at any time other than during a Pro Forma Relevant Period, from the Consolidated Financial Statements or the Consolidated Semi-Annual Financial Statements (as the case may be) of the Group in accordance with GAAP and compliance certificates required to be delivered under this Agreement, or (b) during a Pro Forma Relevant Period, from the Consolidated Pro Forma Financial Statements or the Consolidated Semi-Annual Pro Forma Financial Statements (as the case may be) of the Group in accordance with GAAP, will not be greater than 3.5 to 1.

In the event that the interest coverage covenant in the Banking Facility or Facilities comparable to Section 10.7(a) above is at any time amended or modified by the parties thereto so as to reduce the required ratio therein of EBITDA to Net Financial Charges below 5.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period, then the parties hereto agree, promptly following the written request of the Parent, to amend Section 10.7(a) hereof in order to reduce the required ratio of EBITDA to Net Financial Charges hereunder to the same level that is required under such comparable interest coverage covenant in the Banking Facility or Facilities; provided that in no event shall the ratio of EBITDA to Net Financial Charges set forth in Section 10.7(a) hereof be required by operation of this clause to be reduced below 4.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period.”

1.7                               The defined term “Consolidated Quarterly Financial Statements” set forth in Schedule B is hereby deleted in its entirety and replaced with the defined term “Consolidated Semi-Annual Financial Statements” as follows:

““Consolidated Semi-Annual Financial Statements” means, with respect to the Group, the latest semi-annual financial statements of the Group in respect of the first six months of each financial year.”

1.8                               The defined term “Consolidated Quarterly Pro Forma Financial Statements” set forth in Schedule B is hereby deleted in its entirety and replaced with the defined term “Consolidated Semi-Annual Pro Forma Financial Statements” as follows:

““Consolidated Semi-Annual Pro Forma Financial Statements” means, during any Pro Forma Relevant Period with respect to the Group, the latest semi-annual financial statements of the Group in respect of the first six months of each financial year, including, on a pro forma basis, the relevant results of any Target; provided, however, that the pro forma inclusion of the relevant results of any Target shall not give pro forma effect to any actual or anticipated synergies that may arise as a result of the acquisition of such Target.”

1.9                               The defined term “Consolidated Shareholders’ Equity” set forth in Schedule B is hereby amended and restated in its entirety to read as follows:

““Consolidated Shareholders’ Equity” means, as of any date, the consolidated shareholders’ equity shown on the Consolidated Financial Statements or Consolidated Semi-Annual Financial Statements, as the case may be, most recently delivered to the holders of the Notes.”

1.10                        The defined term “Material Subsidiary” set forth in Schedule B is hereby amended and restated in its entirety to read as follows:

““Material Subsidiary” means a Subsidiary of the Parent the profits before interest and tax or net assets of which as at the date as at which its latest annual audited or semi-annual consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5% or more of the consolidated profits before interest and tax or net assets (respectively) of the Group (all as calculated by reference to the latest Consolidated Financial Statements or Consolidated Semi-Annual Financial Statements (as the case may be)).”

1.11                        The defined term “Relevant Date” set forth in Schedule B is hereby amended and restated in its entirety to read as follows:

““Relevant Date” means June 30 or December 31 in any year.”

1.12                        The defined term “Target” set forth in Schedule B is hereby amended and restated in its entirety to read as follows:

““Target” means any company acquired after January 1, 2011 by a member of the Group, and the Subsidiaries of such company, for which the Parent elects to provide, or would otherwise be required to provide pursuant to Regulation S-X, pro forma financial results in the Consolidated Financial Statements and Consolidated Semi-Annual Financial Statements (as the case may be).”

1.13                        The defined term “Total Assets” set forth in Schedule B is hereby amended and restated in its entirety to read as follows:

““Total Assets” means, as of the date of any determination, the consolidated total assets of the Group shown on the Consolidated Financial Statements or Consolidated Semi-

Annual Financial Statements (as the case may be) most recently delivered to the holders of the Notes.”

2.                                      REPRESENTATIONS OF THE CONSENTING HOLDERS

2.1                               By execution hereof, the undersigned Consenting Holder acknowledges receipt of the Consent Solicitation Statement dated March 29, 2016.

2.2                               The undersigned Consenting Holder hereby represents and warrants that the undersigned has full power and authority to execute this Amendment Letter. The undersigned will, upon request, execute and deliver any additional documents that are deemed by the Company to be necessary or desirable to evidence such power and authority.

2.3                               The undersigned understands that this duly executed Amendment Letter delivered pursuant to the procedures described in the Consent Solicitation Statement will constitute a binding agreement between the undersigned and the Company and the Parent upon the terms and subject to the conditions of the Consent Solicitation Statement.

2.4                               The undersigned acknowledges that it has not and will not receive any consent fee or other consideration for the valid delivery of this Amendment Letter.

2.5                               This Amendment Letter is irrevocable unless otherwise required by law.

2.6                               This Amendment Letter relates to the aggregate principal amount of Notes held of record by the undersigned as shown on the Record Date in the register maintained by the Company in accordance with Section 14 of the Note Purchase Agreement.

3.                                      REPRESENTATION OF THE COMPANY AND THE PARENT

3.1                               The Company has received the written consent of the Required Holders in accordance with Section 18.1 of the Note Purchase Agreement evidenced by the receipt of executed copies of this Amendment Letter from the Required Holders.

3.2                               No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Letter and the effectiveness of the amendments set forth in Section 1 hereof, would constitute a Default or an Event of Default.

3.3                               Each of the execution and delivery of this Amendment Letter by the Company and the performance by the Company of all of its obligations hereunder is (i) within the corporate powers of the Company and (ii) will not conflict with, result in any breach in any of the provisions of, constitute a default under or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under the provisions of any charter instrument, bylaw or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its property may be bound.

3.4                               This Amendment Letter has been duly authorized by all necessary action on the part of the Company and has been executed and delivered by one or more duly authorized officers of the Company.

3.5                               (A)  This Amendment Letter constitutes a legal, valid and binding obligation of the Company; and

(B)  After giving effect to the amendments set forth in Section 1 hereof, (i) the Note Purchase Agreement will constitute a legal, valid and binding obligation of the Company, (ii) the Parent Guarantee will constitute a legal, valid and binding obligation of the Parent and (iii) the Subsidiary Guarantee will constitute a legal, valid and binding obligation of the Initial Subsidiary Guarantor, in each case, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

3.6                               The execution and delivery by the Company of this Amendment Letter and the performance by the Company of its obligations under this Amendment Letter and, after giving effect to the amendments set forth in Section 1 hereof, the performance by the Company of its obligations under the Note Purchase Agreement, the performance by the Parent of its obligations under the Parent Guarantee and the performance by the Initial Subsidiary Guarantor of its obligations under the Subsidiary Guarantee, in each case, will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Parent or the Initial Subsidiary Guarantor, as the case may be, or (b) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Parent or the Initial Subsidiary Guarantor, as the case may be.

3.7                               No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is a condition to the execution and delivery of this Amendment Letter.

3.8                               No member of the Group has paid (or has promised to pay) any amendment fee or any other direct or indirect compensation to any party under any note purchase agreement or credit facility (or any Affiliate of any such party) in connection with amendments made under any such document that are equivalent to those set forth in Section 1 hereof.

4.                                      MISCELLANEOUS

4.1                               This Amendment Letter may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

4.2                               This Amendment Letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than the State of New York.

4.3                               The division of this Amendment Letter into Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Amendment Letter. The terms “this Amendment Letter,” “herein,” “hereunder” and similar expressions refer to this Amendment Letter and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

[Signature Pages Follow]

If you are in agreement with the foregoing, please sign this Amendment Letter and return it to the Company, whereupon this Amendment Letter shall become a binding agreement among you, the Company and the Parent upon the acceptance of consents by the Company and the receipt of the consents of the Required Holders.

Very truly yours,

LUXOTTICA U.S. HOLDINGS CORP.

By:	/s/ Michael A. Boxer
Name:	Michael A. Boxer
Title:	General Counsel

LUXOTTICA U.S. HOLDINGS CORP.

By:	/s/ Vito Giannola
Name:	Vito Giannola
Title:	Vice President and Treasurer

LUXOTTICA GROUP S.p.A.

By:	/s/ Leonardo Del Vecchio
Name:	Leonardo Del Vecchio
Title:	Executive Chairman (Presidente Esecutivo)

[Execution of Ratification Follows]

RATIFICATION

Each of the Parent and the Initial Subsidiary Guarantor hereby acknowledges and reaffirms in all respects all of its respective obligations under the Parent Guarantee or the Subsidiary Guarantee, as applicable, and confirms that the Parent Guarantee or the Subsidiary Guarantee, as applicable, shall continue in full force and effect after giving effect to the amendments set forth in Section 1 and the other provisions of the foregoing Amendment Letter.  Capitalized terms used in this Ratification shall have the respective meanings ascribed thereto in the foregoing Amendment Letter.

LUXOTTICA GROUP S.p.A.

By:	/s/ Leonardo Del Vecchio
Name:	Leonardo Del Vecchio
Title:	Executive Chairman (Presidente Esecutivo)

LUXOTTICA S.r.l.

By:	/s/ Luigi Francavilla
Name:	Luigi Francavilla
Title:	Legal Representative

[Execution by the Holders Follows]

The foregoing is hereby

agreed to as of the

date thereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Trinh Nguyen
Name:	Trinh Nguyen
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC, its Investment Manager

	By:	/s/ Trinh Nguyen
	Name:	Trinh Nguyen
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	NYL Investors LLC, its Investment Manager

	By:	/s/ Trinh Nguyen
	Name:	Trinh Nguyen
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

	By:	/s/ Trinh Nguyen
	Name:	Trinh Nguyen
	Title:	Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Joshua Shipley
Name:	Joshua Shipley
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Joshua Shipley
Name:	Joshua Shipley
Title:	Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd. (as Investment Manager)

	By:	PGIM, Inc. (as Sub-Adviser)

		By:	/s/ Joshua Shipley
		Name:	Joshua Shipley
		Title:	Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Steven J. Katz
	Name:	Steven J. Katz
	Title:	Managing Director & Senior Counsel

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Steven J. Katz
	Name:	Steven J. Katz
	Title:	Managing Director & Senior Counsel

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Steven J. Katz
	Name:	Steven J. Katz
	Title:	Managing Director & Senior Counsel

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Jeffrey L. Stainton
Name:	Jeffrey L. Stainton
Title:	Vice President & Associate General Counsel

COLUMBUS LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Vice President & Deputy General Counsel

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President & General Counsel

INTEGRITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT GPO

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President & General Counsel

NATIONAL INTEGRITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT GPO

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President & General Counsel

THE LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Vice President & Deputy General Counsel

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

	By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (formerly known as Monumental Life Insurance Company)

By:	AEGON USA Investment Management, LLC, its investment manager

	By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Cathy L. Schwartz
Name:	Cathy L. Schwartz
Title:	Assistant Vice President

By:	/s/ Peter S. Fiek
Name:	Peter S. Fiek
Title:	Assistant Secretary

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz
Name:	Barry Scheinholtz
Title:	Senior Director

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Lawrence Halliday
Name:	Lawrence Halliday
Title:	Assistant Treasurer

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier
Name:	Douglas A. Pannier
Title:	Group Head- Private Placements

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
VOYA INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
By:	Voya Investment Management LLC, as Agent

By:	/s/ Paul Aronson
Name:	Paul Aronson
Title:	Senior Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

CIGNA LIFE INSURANCE COMPANY OF NEW YORK
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director